UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Global Eagle Entertainment Inc.

(Name of Registrant as Specified in its Charter)

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GLOBAL EAGLE ENTERTAINMENT INC.

6080 CENTER DRIVE, SUITE 1200

LOS ANGELES, CALIFORNIA 90045

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS

To Be Held on March 17, 2020

To our Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Global Eagle Entertainment Inc. (the “Company”) will be held on Tuesday, March 17, 2020 at 12:00 p.m., Pacific Time, at 6080 Center Drive, Suite 1200, Los Angeles, California. At the Special Meeting, stockholders will consider and vote on the following matters:

1.

To approve an amendment to our second amended and restated certificate of incorporation to effect, at the discretion of our Board of Directors (“Board”), a reverse stock split of our common stock at a ratio of not less than 1-for-5 and not greater than 1-for-25, subject to our Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”); and

2.

To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Stockholders of record at the close of business on January 24, 2020 will be entitled to vote at the meeting or any continuation, postponement or adjournment thereof.

The Board unanimously believes that each of the Reverse Stock Split Proposal and the Adjournment Proposal is in the best interests of the company and our stockholders. Accordingly, our Board recommends a vote “FOR” each of the Reverse Stock Split Proposal and the Adjournment Proposal, as outlined in the attached proxy statement.

We encourage all stockholders to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Global Eagle Entertainment Inc.

By Order of the Board of Directors,

Josh Marks

Chief Executive Officer and Director

Los Angeles, California

February 6, 2020

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on March 17, 2020: This notice of the Special Meeting and the accompanying proxy statement are available on our website at www.globaleagle.com under “Investors—Financial Info.”

6080 CENTER DRIVE, SUITE 1200

LOS ANGELES, CALIFORNIA 90045

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on March 17, 2020

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Global Eagle Entertainment Inc. (“Global Eagle,” the “Company,” “we,” “us,” and “our”) for use at a special meeting of stockholders of Global Eagle (the “Special Meeting”) to be held on Tuesday, March 17, 2020 at 12:00 p.m., Pacific Time, at 6080 Center Drive, Suite 1200, Los Angeles, California, and at any continuation, postponement or adjournment thereof. References to our website are inactive textual references only and the contents of our website should not be deemed to be incorporated by reference into this proxy statement.

This proxy statement and proxy card are first being made available to stockholders on or about February 6, 2020.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be Held on March 17, 2020:

The notice of the Special Meeting and this proxy statement are available on our website at www.globaleagle.com under “Investors — Financial Info.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.

Our Board has sent these materials to you in connection with the solicitation of proxies for use at our Special Meeting to be held at 6080 Center Drive, Suite 1200, Los Angeles, California on Monday, March 17, 2020 at 12:00 p.m., Pacific Time. As a holder of record of common stock as of the close of business on January 24, 2020, you are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement.

Q.	What is the purpose of the Special Meeting?

A.	At the Special Meeting, stockholders will consider and vote on the following matters:

1.

To approve an amendment to our second amended and restated certificate of incorporation (the “Charter”) to effect, at the discretion of our Board, a reverse stock split of our common stock at a ratio of not less than 1-for-5 and not greater than 1-for-25, subject to our Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”); and

2.

To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Q.	Who can vote at the Special Meeting?

A.

To be entitled to vote, you must have been a stockholder of record at the close of business on January 24, 2020, the record date for our Special Meeting. As of the record date, there were 92,888,964 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the Special Meeting.

Q.	How do I vote?

A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, you may vote your shares at the meeting in person or by proxy as follows:

(1)

Over the Internet: To vote over the Internet, please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. You will be asked to provide the Company control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on March 16, 2020 to be counted. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone.

(2)

By Telephone: To vote by telephone, please call (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company’s control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on March 16, 2020 to be counted. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet.

(3)	By Mail: To vote by mail, you must mark, sign and date the enclosed proxy card and then mail the proxy card in accordance with the instructions on the enclosed proxy card. If you vote by mail, you do not need to vote over the Internet or by telephone. If you return your proxy card but do not specify how you want your shares voted on the proposal, they will be voted in accordance with the recommendations of our Board.

(4)	In Person at the Meeting: If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The Reverse Stock Split Proposal and the Adjournment Proposal are discretionary items. Accordingly, your broker may vote your shares in its discretion with respect to each of the Reverse Stock Split Proposal and the Adjournment Proposal even if you do not give instructions.

A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the Special Meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your broker).

Q.	Can I change my vote?

A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the Special Meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted.

(2)	Sign and return a new proxy card. Only your latest dated proxy card will be counted.

(3)

Attend the Special Meeting and vote in person as instructed above. Attending the Special Meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

(4)	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your broker.

Q.	How many shares must be represented to have a quorum and hold the Special Meeting?

A.

The presence (in person or by proxy) of holders of a majority in voting power of our outstanding capital stock entitled to vote at the Special Meeting constitutes a quorum for purposes of transacting business at the Special Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by submitting a proxy card or that are represented in person at the meeting. We do not count broker non-votes as “present” or “entitled to vote” for purposes of a quorum, unless your bank, broker or nominee uses its discretion to vote your uninstructed shares on the proposals, in which case we will count such a discretionary vote for purposes of determining the existence of a quorum and the vote on that proposal. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.

Q.	What vote is required to approve each proposal and how are votes counted?

A.

Reverse Stock Split Proposal: The affirmative vote of a majority of the issued and outstanding shares of our common stock entitled to vote is required to approve the Reverse Stock Split Proposal. Shares which abstain from voting and “broker non-votes” with respect to the Reverse Stock Split Proposal will have the same practical effect as votes against the proposal.

Adjournment Proposal: The affirmative vote of a majority of the votes cast is required to approve the Adjournment Proposal. Shares which abstain from voting and “broker non-votes” with respect to the Adjournment Proposal will have no effect on the proposal.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Q.	How does the Board recommend that I vote on the proposals?

A.	Our Board recommends that you vote FOR the Reverse Stock Split Proposal and the Adjournment Proposal.

Q.	Are there other matters to be voted on at the Special Meeting?

A.

No. The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 2.3 of our Amended and Restated Bylaws, only the matters indicated in the notice of meeting accompanying this proxy statement may be transacted at the Special Meeting.

Q.	Where can I find the voting results?

A.

We plan to announce preliminary voting results at the Special Meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of our Special Meeting.

Q.	What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. We have retained Morrow Sodali LLC, a proxy solicitation firm, to assist us in the solicitation of proxies for the Special Meeting. We will pay Morrow Sodali LLC a fee of approximately $7,500, plus reasonable out-of-pocket expenses.

If you have any questions or need assistance voting your shares of common stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 toll-free, or banks and brokers can call collect at (203) 658-9400, or by emailing ENT.info@investor.morrowsodali.com.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

One set of proxy materials will be delivered to multiple stockholders sharing an address unless the affected stockholders have submitted contrary instructions. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. Please direct your written request in this regard to our Corporate Secretary at 6080 Center Drive, Suite 1200, Los Angeles, California 90045.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT

General

On December 19, 2019, our Board of Directors (“Board”) approved, subject to stockholder approval, a certificate of amendment to our Charter (the “Charter Amendment”) to effect a reverse stock split of our outstanding common stock at a ratio of not less than 1-for-5 and not more than 1-for-25, with the exact ratio to be set within this range by our Board in its sole discretion (the “Reverse Stock Split”). Our Board may alternatively elect to abandon such proposed Charter Amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion.

The form of the proposed Charter Amendment to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The Charter Amendment that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board, within the range approved by our stockholders.

If the Reverse Stock Split Proposal is approved by our stockholders, our Board would have the sole discretion to effect the Reverse Stock Split, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-25. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the Charter Amendment as filed with the Secretary of State of the State of Delaware. (We refer to this date as the “Effective Date.”) The exact timing of the filing of the Charter Amendment and the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Assuming that our stockholders now approve the Charter Amendment, we intend for the Effective Date to occur shortly following the Special Meeting. By approving the Reverse Stock Split Proposal, our stockholders are also authorizing us to make any changes to the Charter Amendment that the Secretary of State of the State of Delaware requires or that our Board or management deems necessary and advisable to effect the Reverse Stock Split, so long as those changes do not alter the Reverse Stock Split ratio. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Charter Amendment and the Reverse Stock Split if, at any time prior to the filing of the Charter Amendment with the Secretary of State, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our common stock so as to:

•

maintain the listing of our common stock on the Nasdaq Stock Market (“Nasdaq”) and avoid a delisting of our common stock from Nasdaq in the future on the basis of the Bid Price Rule (as defined below);

•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

•	make our common stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, our Board has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Stock Split Proposal, our Board determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Proposal, our Board will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-25 range, would be determined by our Board and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board will consider, among other things, factors such as:

•	Nasdaq’s minimum price-per-share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Our Board is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “ENT.” Our Board believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

Our common stock has been trading below $1.00 since March 26, 2019. On May 9, 2019, we received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq, indicating that, based on the closing bid price of our common stock for the 30 trading days prior to our receipt of the letter, we no longer met Nasdaq’s minimum $1.00 bid price requirement per share for continued listing on The Nasdaq Capital Market (the “Bid Price Rule”). We had 180 calendar days from the date of the notice, or until November 5, 2019, in which to regain compliance. We did not regain compliance with the Bid Price Rule by November 5, 2019 and, as a result, on November 6, 2019, we received a second notice from Nasdaq that, based upon our continued non-compliance with the Bid Price Rule, Nasdaq had determined to delist our common stock from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel. We timely requested a hearing, which stayed any delisting action by Nasdaq. At the hearing, we presented our plan to regain compliance with the Bid Price Rule and requested an extension of time within which to do so. On December 16, 2019, we received an extension from the date of the second notice to April 15, 2020 or in certain circumstances, until May 4, 2020, in which to regain compliance. By effecting the Reverse Stock Split, we believe that we can increase our stock price and bring it within Nasdaq’s minimum bid requirement pursuant to Nasdaq’s listing rules.

If our common stock ceases to be listed or quoted on Nasdaq, this would constitute a “fundamental change,” as defined in the indenture governing our convertible notes, pursuant to which the holders of convertible notes would have the right to require us to repurchase all or a portion of their convertible notes at a repurchase price equal to 100% of the principal amount of our convertible notes to be repurchased. We may not have sufficient funds or be able to obtain financing if we are required to repurchase the convertible notes, which could cause us to default under the indenture. A default under the indenture would also cause an event of default under our senior secured credit agreement entered into on January 6, 2017 (as amended, the “2017 Credit Agreement”), which, at the election of the requisite majority of lenders, could cause all outstanding indebtedness under our 2017 Credit Agreement to become immediately due and payable. An acceleration under the indenture would also cause an event of default under our second lien notes, which, at the election of the requisite majority of holders, could cause all outstanding indebtedness under our second lien notes to become immediately due and payable. We may not have sufficient funds or be able to obtain financing to repay the 2017 Credit Agreement or second lien notes if they become immediately due and payable.

In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of current and potential industry partners, customers, vendors, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, our Board believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Although we expect that the Reverse Stock Split will result in an increase in the per share market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our Board has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements of the Bid Price Rule, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

Effect of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders and our Board elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our Board. As of the Effective Date of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and other rights to acquire our common stock. In addition, as of the Effective Date of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our stock plans.

Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock, it would result in a relative increase in the number of authorized and unissued shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow our Company to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment (which we describe below under “Fractional Shares”). The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the Effective Date of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

The following table contains approximate information, based on share information as of January 24, 2020, relating to our outstanding common stock assuming Reverse Stock Split ratios of 1-for-5, 1-for-10, 1-for-15,

1-for-20 and 1-for-25, which reflect the range that our stockholders are being asked to approve. In addition, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding and (ii) the number of shares of our common stock that would be authorized and issued under our Amended and Restated 2017 Omnibus Long-Term Incentive Plan (the “Plan”).

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-15	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-25

Number of Shares of Common Stock Issued and Outstanding	92,888,964	18,577,793	9,288,896	6,192,598	4,644,448	3,715,559

Number of Shares of Common Stock Authorized and Issued under our Plan	8,500,000	1,700,000	850,000	566,667	425,000	340,000

•

The per-share exercise price of our outstanding stock options and our cash-settled stock appreciation rights would increase proportionately based on the Reverse Stock Split ratio, and the number of shares of our common stock issuable upon the exercise of those options would be reduced proportionately, in accordance with the Plan. Similarly, the number of shares underlying all of our other outstanding equity-based awards (e.g., our restricted stock units (“RSUs”) and performance-based stock units (“PSUs”) held by our directors and employees) would be reduced proportionately, in accordance with the Plan. All warrants will be adjusted in accordance with the applicable warrant agreement.

•

The exercise, exchange or conversion price of our other outstanding securities that are exercisable or exchangeable for, or convertible into, shares of our common stock would be proportionately adjusted, and the number of shares of common stock issuable upon that exercise, exchange or conversion would be proportionately adjusted. This would affect the holders of our outstanding 2.75% convertible senior notes due 2035 and the warrants to purchase our common stock that we issued to affiliates of Searchlight Capital Partners in March 2018.

•

The Reverse Stock Split will likely increase the number of our stockholders who own “odd lots” (i.e., lots with less than 100 shares). Odd-lot shares may be more difficult to sell, and brokerage commissions and other transaction costs on odd-lots shares are generally higher than for “round lots” (i.e., lots with even multiples of 100 shares).

The Reverse Stock Split will not, however, affect the total number of shares of all classes of our capital stock that we are authorized to issue, including the total number of authorized shares of our common stock, non-voting common stock and preferred stock.

Further, the Reverse Stock Split will not affect the par value or any of the other terms of our common stock. After the Reverse Stock Split:

•	All shares of our common stock will have the same voting, dividend and distribution rights as immediately before the Reverse Stock Split.

•	We will continue to be subject to the same periodic reporting and other requirements relating to our securities under the Exchange Act, as immediately before the Reverse Stock Split.

•	We will continue to list our common stock on Nasdaq under the symbol “ENT”, as immediately before the Reverse Stock Split.

In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of any “fractional shares” that we cash out as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Stock Split Proposal, and if our Board determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the Board within the parameters described), we will file the Charter Amendment with the Secretary of State of the State of Delaware and certain regulatory bodies reflecting the designated ratio. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Charter Amendment, which we refer to as the “Effective Time” and the “Effective Date,” respectively. The Effective Time of the Charter Amendment shall be determined in the discretion of our Board and in accordance with applicable law. As discussed above under the heading “—Effect of the Reverse Stock Split”, after the Charter Amendment becomes effective, the shares of our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our common stock. As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected.

Stockholder of Record

Certain of our stockholders hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Beneficial Owner

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” through a broker, bank or other nominee in the same manner as stockholders of record whose shares are registered in their names. Brokers, banks and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these brokers, banks and other nominees may have different procedures than stockholders of record for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a broker, bank or other nominee and has any questions about the Reverse Stock Split, the stockholder is encouraged to contact its nominee.

Holders of Certificated Shares of Common Stock

As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the Reverse Stock Split who hold shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender its certificates representing shares of our common stock to the transfer agent. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

To avoid having any fractional shares of our common stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, we will “cash out” any fractional shares. This means that our stockholders of record who would hold any fractional shares as a result of the Reverse Stock Split will receive cash (without interest) equal to (x) the fraction of a share of common stock to which such holder would otherwise be entitled multiplied by (y) the per-share closing stock price (for a whole share) of the Company’s common stock on the trading date immediately preceding the Reverse Stock Split. For example, if the closing stock price is $2.00 per share and a stockholder would receive 0.75 shares of our common stock as a result of the Reverse Stock Split, then that stockholder would receive $1.50 for those fractional shares.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our Charter or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.0001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the Effective Date of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. In addition, following the Reverse Stock Split, reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Charter

Our Board reserves the right to abandon the amendment to our Charter described in this Reverse Stock Split Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the Special Meeting. By voting in favor of the Charter Amendment, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.

In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the Effective Date of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Required Vote

In order to be approved, this Proposal must receive the affirmative vote of a majority of our outstanding shares of common stock entitled to vote on this Proposal, i.e., the number of shares cast “FOR” this Proposal must constitute more than 50% of our outstanding shares of common stock. Shares represented by executed proxies (but with no marking indicating “FOR,” “AGAINST” or “ABSTAIN”) will be voted “FOR” the approval of this Proposal. Votes to “ABSTAIN” and broker non-votes are considered shares “entitled to vote,” and so these votes will have the same effect as a vote “AGAINST” this Proposal. Similarly, shares that do not vote will have the same effect as a vote “AGAINST” this Proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT

PROPOSAL 2

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING

General

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

Required Vote

In order to be approved, this Proposal must receive the affirmative vote of a majority of the votes cast on this Proposal, i.e., the number of shares cast “FOR” this Proposal must constitute more than the number of shares cast “AGAINST” this Proposal. Shares represented by executed proxies (but with no marking indicating “FOR,” “AGAINST” or “ABSTAIN”) will be voted “FOR” the approval of this Proposal. Votes to “ABSTAIN” and broker non-votes are not considered “votes cast” and so will have no effect this Proposal. Similarly, shares that do not vote will have no effect on this Proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of the record date, January 24, 2020 (the “Beneficial Ownership Table Date”), by:

•	each person who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our current directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We report the amounts and percentages of shares beneficially owned on the basis of SEC regulations governing the determination of beneficial ownership of securities. SEC rules deem a person to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. SEC rules also deem a person to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial ownership of our common stock is based on 92,888,964 shares of our common stock issued and outstanding as of January 24, 2020.

Except as otherwise indicated in the footnotes to the table below, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of our common stock. Unless otherwise indicated, the address of each individual in the following table is c/o Global Eagle Entertainment, 6080 Center Drive, Suite 1200, Los Angeles, California 90045. Addresses for the other beneficial owners are set forth in the footnotes to the table.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock
Nantahala Capital Management, LLC(2)	28,835,876	31.0%
ABRY Partners, LLC(3)	9,455,783	10.2%
Searchlight II TBO-W, L.P.(4)	6,941,707	7.5%
Stephen Hasker(5)	96,967	*
Josh Marks(6)	429,640	*
Jeff Leddy (7)	1,875,601	2.0%
Per Norén(8)	184,057	*
Robert W. Reding(9)	215,670	*
Harry E. Sloan(10)	725,866	*
Christian Mezger	—	*
Eric Sondag(11)	21,044	*
Ronald Steger(12)	333,609	*
Eric Zinterhofer(13)	6,962,751	7.5%
Leslie Ferraro	—	*
All current executive officers and directors as a group (12 individuals)(14)	10,845,205	11.7%

*	Less than 1%

(1)

Represents shares of the Company’s common stock held, options and warrants held that were vested and/or exercisable at the Beneficial Ownership Table Date and any such securities that will vest and/or become exercisable within 60 days thereafter (without reduction for any shares that we may later “withhold to cover” for tax purposes). The table excludes Performance Share Units and Cash-Settled Appreciation Rights which have yet to meet their performance targets.

(2)

According to a Schedule 13G/A filed with the SEC on July 9, 2019, Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Dan Mack may be deemed to share voting and dispositive power over 28,835,876 shares of the Company’s common stock held by funds and separately managed accounts under Nantahala’s control. As managing members of Nantahala, each of Messrs. Harvey and Mack may be deemed a beneficial owner of these shares. Nantahala Capital Partners SI, LP, a fund advised by Nantahala, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, approximately 16.6% of the outstanding shares of common stock beneficially owned by Nantahala. The business address of Nantahala is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(3)

According to a Schedule 13G/A filed with the SEC on February 12, 2019 on behalf of ABRY Partners VII, L.P., a Delaware corporation (“ABRY Partners”), ABRY Partners VII Co-Investment Fund, L.P., a Delaware corporation (“ABRY Fund”), ABRY Investment Partnership, L.P., a Delaware corporation (“ABRY Partnership”), EMC Aggregator, LLC, a Delaware limited liability company (“EMC Aggregator”), EMC Acquisition Holdings LLC (“EMC Acquisition Holdings”), Jay Grossman, an individual and a U.S. Citizen, and Peggy Koenig, an individual and a U.S. citizen. ABRY Partners, ABRY Fund, ABRY Partnership, EMC Aggregator, Jay Grossman and Peggy Koenig hold shared voting and shared dispositive power with respect to 9,455,783 shares of the Company’s common stock, and EMC Acquisition Holdings holds shared voting and shared dispositive power with respect to 4,897,877 shares of the Company’s common stock. EMC Aggregator is the direct owner of 84.3% of the membership interests of EMC Acquisition Holdings and may be deemed to share voting and dispositive power with respect to any shares beneficially owned by EMC Acquisition Holdings. As the direct owner of 96.72429% of the equity interests of EMC Aggregator, ABRY Partners also may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator. As the direct owner of 3.19196% of the equity interests of EMC Aggregator, ABRY Fund also may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator. As the direct owner of 0.08375% of the equity interests of EMC Aggregator, ABRY Partnership also may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator. ABRY Partners, ABRY Fund and ABRY Partnership, each disclaim beneficial ownership of such shares beneficially owned by EMC Aggregator. ABRY VII Capital Partners, L.P., a Delaware limited partnership (“ABRY VII Capital”), the general partner of ABRY Partners, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. ABRY Partners VII Co-Investment GP, LLC, a Delaware limited liability company (“ABRY Co-Investment”), the general partner of ABRY Fund, may be deemed to share voting and dispositive power with respect to any shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. ABRY VII Capital Investors, LLC (“ABRY Investors”), a Delaware limited liability company, the general partner of ABRY VII Capital and a member of ABRY Co-Investment, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. ABRY GP, a Delaware limited liability company, the general partner of ABRY Partnership, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but disclaims beneficial ownership of such shares. Each of Jay Grossman and Peggy Koenig, equal members and managers of each of ABRY GP and ABRY Investors, may be deemed to share voting and dispositive power with respect to any of our shares beneficially owned by EMC Aggregator, but each of them disclaims beneficial ownership of such shares. The business address of ABRY Partners, ABRY Fund, ABRY Partnership, EMC Aggregator, EMC Acquisition Holdings, Jay Grossman, and Peggy Koenig is c/o ABRY Partners, 888 Boylston Street, 16th Floor, Boston, MA 02199.

(4)

According to a Schedule 13D/A filed with the SEC on June 7, 2019 on behalf of Searchlight II TBO-W, L.P., a Delaware limited partnership (“Searchlight II TBO-W”); Searchlight II TBO GP, LLC, a Delaware limited liability company and the general partner of Searchlight II TBO-W (“Searchlight II TBO GP”); SC II PV TBO, L.P., a Delaware limited partnership and a member of Searchlight II TBO GP (“SC II PV TBO”); Searchlight Capital II (FC) AIV, L.P., a Delaware limited partnership and a member of Searchlight II TBO GP (“Searchlight Capital II (FC) AIV”); SC II TBO, L.P., a Delaware limited partnership and a member of Searchlight II TBO GP (“SC II TBO”); Searchlight Capital Partners II GP, L.P., a Cayman Islands exempted limited partnership and general partner of SC II PV TBO, and Searchlight Capital Partners II GP, LLC, a Delaware limited liability company and general partner of Searchlight Capital Partners II GP LP (“Searchlight Capital Partners II GP”). There are three managers of Searchlight Capital Partners II GP (the “Managers”). The Managers directly or indirectly control the investment and voting decisions of Searchlight Capital Partners II GP. The business address of Searchlight II TBO-W is c/o Searchlight Capital Partners, L.P., 745 5th Avenue—27th Floor, New York NY 10151.

(5)

Includes 58,027 shares of the Company’s common stock that Mr. Hasker has the right to acquire by exercise of vested stock options. Excludes (x) 2,764 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Hasker represents shares of our common stock held by him.

(6)

Includes 185,000 shares of the Company’s common stock that Mr. Marks has the right to acquire by exercise of vested stock options. The remaining amount in the table above for Mr. Marks represents shares of our common stock held by him.

(7)

Includes 1,034,017 shares of the Company’s common stock that Mr. Leddy has the right to acquire by exercise of vested stock options, 18,056 shares of the Company’s common stock that Mr. Leddy will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date, and 66,666 RSUs that Mr. Leddy is scheduled to vest in within 60 days of the Beneficial Ownership Table Date; but excludes (x) 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Leddy represents shares of our common stock held by him.

(8)

Includes 71,577 shares of the Company’s common stock that Mr. Norén has the right to acquire by exercise of vested stock options and 4,338 shares of the Company’s common stock that Mr. Norén will have the right to acquire by exercise of stock options which are scheduled to vest within 60 days of the Beneficial Ownership Table Date. The remaining amount in the table above for Mr. Norén represents shares of our common stock held by him.

(9)

Includes 81,727 shares of the Company’s common stock that Mr. Reding has the right to acquire by exercise of vested stock options but excludes (x) 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Reding represents shares of our common stock held by him.

(10)

Includes 81,727 shares of the Company’s common stock that Mr. Sloan has the right to acquire by exercise of vested stock options, but excludes (x) 3,685 RSUs that are vested but for which he has deferred the receipt until May 2021 and (y) 5,405 RSUs that are vested but for which he has deferred the receipt until April 2022. The remaining amount in the table above for Mr. Sloan represents shares of our common stock held by him.

(11)	Includes 21,044 shares of the Company’s common stock that Mr. Sondag has the right to acquire from previously vested and currently exercisable stock options.

(12)

Includes 24,230 shares of the Company’s common stock that Mr. Steger has the right to acquire by exercise of vested stock options. The remaining amount in the table above for Mr. Steger represents shares of our common stock held by him.

(13)

Includes 21,044 shares of the Company’s common stock that Mr. Zinterhofer has the right to acquire from previously vested and currently exercisable stock options and 6,941,707 shares of the Company’s common stock that is directly held by Searchlight II TBO-W, L.P. (the “Fund”). Searchlight II TBO GP, LLC (“Searchlight II TBO GP”) is the general partner of the Fund. SC II PV TBO, L.P. (“SC II PV TBO”), Searchlight Capital II (FC) AIV, L.P. (“Searchlight Capital II (FC) AIV”) and SC II TBO, L.P. (“SC II TBO”) are the members of Searchlight II TBO GP. Searchlight Capital Partners II GP, L.P. (“Searchlight Capital Partners II GP LP”) is the general partner of SC II PV TBO, Searchlight Capital II (FC) AIV and SC II TBO. Searchlight Capital Partners II GP, LLC (“Searchlight Capital Partners II GP”) is the general partner of Searchlight Capital Partners II GP LP. Mr. Zinterhofer is a manager of Searchlight Capital Partners II GP but disclaims beneficial ownership of all securities, except to the extent of any indirect pecuniary interest therein.

(14)	Includes Stephen Hasker, Jeff Leddy, Leslie Ferraro, Josh Marks, Robert W. Reding, Harry E. Sloan, Eric Sondag, Ronald Steger, Eric Zinterhofer, R. Jason Everett, Christian Mezger and Per Norén.

OTHER INFORMATION

Other Matters

The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 2.3 of our Amended and Restated Bylaws, only the matters indicated in the notice of meeting accompanying this proxy statement may be transacted at the Special Meeting.

Stockholder Proposals for the 2020 Annual Meeting

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2020 must have been received by us no later than January 7, 2020, which is 120 days prior to the first anniversary of the mailing date of the proxy statement for our 2019 annual meeting, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2020 annual meeting of stockholders, such a proposal must be received by us no earlier than February 25, 2020 and no later than March 26, 2020. However, if we call the annual meeting for a date that is not within 45 days before or after such anniversary date, notice must be received not later than the opening of business 120th day before the date of next year’s annual meeting and no later than the later of (a) the close of business on the 90th day before next year’s annual meeting and (b) the close of business on the 10th day following the day on which we first make a public announcement of the date of next year’s annual meeting. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Global Eagle Entertainment Inc.

6080 Center Drive, Suite 1200

Los Angeles, California 90045

Attention: Corporate Secretary

APPENDIX A

Charter Amendment

See attached

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GLOBAL EAGLE ENTERTAINMENT INC.

Global Eagle Entertainment Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

ONE: That the name of the Corporation is Global Eagle Entertainment Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 2, 2011, the Amended and Restated Certificate of Incorporation of the Corporation was filed on May 12, 2011 and the Second Amended and Restated Certificate of Incorporation of the Corporation was filed on January 31, 2013 (the “Certificate of Incorporation”).

TWO: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Certificate of Incorporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Section 4.1 of Article IV of the Certificate of Incorporation be amended and restated in its entirety to read as follows:

“Section 4.1    Reverse Stock Split and Authorized Capital Stock. Effective [                ], 2020 (the “Effective Time”), a [    ]-for-[    ] reverse stock split of the shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), shall become effective, pursuant to which each [    ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock, automatically and without any action on the part of the Corporation or the respective holders thereof upon the Effective Time, and shall thereupon represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu of fractional shares, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split shall following the Effective Time be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fractional share to which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by Nasdaq (as adjusted to give effect to the Reverse Stock Split), and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split shall following the Effective Time be entitled to receive the Fractional Share Payment, in each case, automatically and without any action by the Corporation or the holder.

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 401,000,000 shares, consisting of 375,000,000 shares of Common Stock, 25,000,000 shares of non-voting common stock, par value $0.0001 per share (the “Non-Voting Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

THREE: That at a special meeting of stockholders of the Corporation held on [March 17], 2020, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

FOUR: That this Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

***

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [    ] day of [    ], 2020, and the foregoing facts stated herein are true and correct.

GLOBAL EAGLE ENTERTAINMENT INC.

By:

Name:

Title:

GLOBAL EAGLE ENTERTAINMENT INC.

ATTN: JEE LEE

6080 CENTER DRIVE, SUITE 1200

LOS ANGELES, CA 90045

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 16, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 16, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E90981-S97044                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL EAGLE ENTERTAINMENT INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.				For	Against	Abstain

    1.  To approve an amendment to our second amended and restated certificate of incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our common stock at a ratio of not less than 1-for-5 and not greater than 1-for-25, subject to our Board of Directors’ authority to abandon such amendment (the “Reverse Stock Split Proposal”).

				☐	☐	☐
				For	Against	Abstain

    2.  To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

				☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

to be held on March 17, 2020:

The Notice of Special Meeting is available on our website at www.globaleagle.com under

“Investors — Financial Info.”

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E90982-S97044

GLOBAL EAGLE ENTERTAINMENT INC.

Special Meeting of Stockholders

March 17, 2020 12:00 PM Pacific Time

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Josh Marks, the Chief Executive Officer, Christian Mezger, the Chief Financial Officer, and Jee Lee, Corporate Counsel, or any of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBAL EAGLE ENTERTAINMENT INC. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 12:00 PM Pacific Time on March 17, 2020, at 6080 Center Drive, Suite 1200, Los Angeles, California, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side